Exhibit 10.199

EXECUTION VERSION

Counterpart to Registration Rights Agreement
August 11, 2014
The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor, as defined in the Registration Rights Agreement, dated May 6, 2014 by and among Endo Finance LLC, a Delaware limited liability company and Endo Finco Inc., a Delaware corporation, the Guarantors party thereto, RBC Capital Markets, LLC and Deutsche Bank Securities Inc., relating to the 7.00% Senior Notes due 2020, to be bound by the terms and provisions of such Registration Rights Agreement.

Exhibit 10.199

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of the date first written above.

DAVA PHARMACEUTICALS, INC.

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

[Signature to Registration Rights Agreement Counterpart - 7.00% Senior Notes due 2020]